Exhibit 5.1

LOREN P. HANSEN A PROFESSIONAL CORPORATION ATTORNEY AT LAW 1301 DOVE STREET, SUITE 370
TELEPHONE: (949) 851-6125	NEWPORT BEACH, CALIFORNIA 92660 lphansen@lphansenlaw.com	CELL PHONE: (949) 275-1145

July 17, 2017

RBB Bancorp

660 S. Figueroa Street, Suite 1888

Los Angeles, California 90017

Ladies and Gentlemen:

We have acted as special counsel to RBB Bancorp, a California corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-219018), including any amendments thereto (the “Registration Statement”), which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the issuance and sale by the Company and the sale by the selling shareholders identified in the Registration Statement (the “Selling Shareholders”) of up to an aggregate of 3,450,000 shares of the Company’s common stock, no par value per share (together with any additional shares of such common stock that may be issued and/or sold by the Company and the Selling Shareholders pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement, the “Shares”), up to 2,557,756 Shares of which are being offered by the Company (including up to 450,000 Shares issuable upon exercise of an option granted by the Company), and 892,244 Shares of which are being offered by the Selling Shareholders. The Shares are to be sold pursuant to an underwriting agreement to be entered into by and among the Company, the Selling Shareholders and the underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”). This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein.

For the purposes of giving the opinion contained herein, we have examined the Registration Statement and the Underwriting Agreement. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the articles of incorporation and bylaws of the Company, resolutions of the board of directors of the Company and a specimen stock certificate of the Company, and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of officers and representatives of the Company and the Selling Shareholders and certificates or comparable documents of public officials and of officers and representatives of the Company and the Selling Shareholders.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

In rendering the opinion set forth below, we have also assumed that the Shares will be duly authenticated by the transfer agent and registrar for the Shares and that the certificates, if any, evidencing the Shares to be issued will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Registration Statement has been declared effective by the Commission and the Shares have been issued, delivered and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Underwriting Agreement, the Shares are validly issued, duly authorized, fully paid and nonassessable.

We are members of the bar of the State of California, and we do not express any opinion herein concerning any other law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. We further consent to the incorporation by reference of this opinion letter and consent into any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Loren P. Hansen